UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2011

Stanley Black & Decker, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-5244	06-0548860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Stanley Drive, New Britain, Connecticut		06053
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(860) 225-5111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on April 19, 2011.

(i) The following directors were elected at the meeting:

	NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
	George W. Buckley	87,865,423	47,208,665	12,016,484
	Carlos M. Cardoso	68,881,705	66,192,409	12,016,484
	Robert B. Coutts	68,468,901	66,605,553	12,016,484
	Manuel A. Fernandez	79,576,997	55,497,091	12,016,484
	Marianne M. Parrs	85,808,420	49,265,695	12,016,484

(ii) Ernst & Young LLP was approved as the Company’s independent auditors by the following vote:

		VOTES
	FOR:	139,060,445
	AGAINST:	7,674,619
	ABSTAIN:	356,054

(iii) Our shareholders did not approve, on an advisory basis, the compensation of the Company’s named executive officers, by the following vote:

		VOTES
	FOR:	51,265,057
	AGAINST:	79,898,615
	ABSTAIN:	3,907,971
	BROKER NON-VOTES:	12,019,474

(iv) Our shareholders recommended, on an advisory basis, that the Company conduct future shareholder advisory votes on named executive compensation every year, by the following vote:

1 Year	2 Years	3 Years	Abstain	Non Votes
98,172,894	2,408,306	33,712,545	765,688	12,019,474

The Company has considered the shareholder vote regarding the frequency of shareholder advisory votes on named executive compensation and determined that it will hold an advisory vote on its executive compensation every year until the next vote on frequency, which will be no later than the Company’s Annual Meeting of Shareholders in 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

April 20, 2011	By:	/s/ Bruce H. Beatt

Name: Bruce H. Beatt
Title: Senior Vice President, General Counsel and Secretary